                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793, 33-64339,
333-00697, 333-01059, 333-40005, 333-70105, 333-92277, and 333-95719) pertaining to the 1991 Incentive Stock Option Plan, the Employee Stock Purchase Plan, the Executive Stock Option Plan, the 1992 Conner Peripherals, Inc. Restricted Stock Plan, the Arcada Holdings, Inc. Stock Option Plan, the 1998 Nonstatutory Stock Option Plan, the 1999 Stock Option Plan and the XIOtech Corporation Amended and Restated 1996 Stock Option Plan of our report dated July 15, 1999, except for the Subsequent Events note, as to which the date is August 17, 1999, with respect to the consolidated financial statements and schedule of Seagate Technology, Inc., included in this Annual Report (Form 10-K/A) for the year ended July 2, 1999.

                                       /s/ Ernst & Young LLP

San Jose, California
March 29, 2000